Exhibit 99.1

TradeUP Global Corporation And SAITECH Limited Announce Effectiveness of Registration Statement and April 22, 2022 Extraordinary General Meeting to Approve the Proposed Business Combination

All owners of TUGC ordinary shares as of March 9, 2022 are encouraged to vote their shares FOR the proposed business combination.

NEW YORK, April 1, 2022 /PRNewswire/ — TradeUP Global Corporation (“TradeUP Global” or “TUGC”) (Nasdaq:TUGC, TUGCW, TUGCU), a publicly traded special purpose acquisition company, and SAITECH Limited (“SAITECH”), an energy-saving bitcoin mining operator and a clean-tech company that integrates bitcoin mining, heating and power industries, today announced that the U.S. Securities and Exchange Commission (the “SEC”) has declared effective TradeUP Global’s registration statement on Form F-4 (File No. 333-260418) relating to the previously announced proposed business combination of TUGC and SAITECH (the “Business Combination”).

TradeUP Global will mail TUGC shareholders as of March 9, 2022 (the “Record Date”) the definitive proxy statement/prospectus relating to the Extraordinary General Meeting of TradeUP Global Shareholders (the “Extraordinary General Meeting”), to be held on April 22, 2022 at 9:00 am ET. Shareholders are encouraged to vote in advance of the Extraordinary General Meeting and will have until April 21, 2022 at 11:59 pm ET to do so. Voting in advance is easy and can be done in one of three ways: online, via telephone or by mail. All TradeUP Global shareholders entitled to vote at the Extraordinary General Meeting are encouraged to vote their shares via proxy in advance of the Extraordinary General Meeting by following the instructions on the proxy card.

“This opens a great year ahead for the company,” Arthur Lee, Founder and CEO of SAITECH, commented. “As a Nasdaq listed public company, SAI can build on the momentum to unlock a sustainable future for global Bitcoin mining industry. With support from this business combination, SAI is ready to execute its global growth strategies and fulfill its mission to provide sustainable mining, available power and innovative heating to the world – this is always our aspiration since establishment.”

Details of the Extraordinary General Meeting

The Extraordinary General Meeting to approve the pending Business Combination between TradeUP Global and SAITECH Limited, among other items, is scheduled for April 22, 2022, at 9:00 am ET. The Extraordinary General Meeting will be held at 437 Madison Avenue, 27th Floor, New York, New York and virtually via live webcast at https://www.virtualshareholdermeeting.com/TUGC2022SM. Holders of TradeUP Global ordinary shares as of the close of business on the Record Date may vote at or before the Extraordinary General Meeting and are encouraged to vote before 11:59 pm ET on April 21, 2022.

TradeUP Global has filed with the SEC a definitive proxy statement/prospectus relating to the Extraordinary General Meeting and will mail the proxy statement/prospectus to shareholders of TradeUP Global as of the Record Date.

TradeUP Global shareholders can vote their shares in advance of the Extraordinary General Meeting online, via telephone or by mail. TradeUP Global shareholders who need assistance voting or have questions regarding the Extraordinary General Meeting may contact TradeUP Global’s proxy solicitor, D.F.King, toll-free at (866)406-2284 or email at TUGC@dfking.com.

If the Business Combination and related proposals are approved by the TradeUP Global shareholders at the Extraordinary General Meeting, the parties anticipate the Business Combination will close shortly thereafter, subject to the satisfaction or waiver (as applicable) of all other closing conditions.

Upon the closing of the Business Combination, TradeUP Global will be renamed SAI.TECH Global Corporation and the Business Combination will result in SAITECH becoming a direct, wholly-owned subsidiary. The parties expect that the Class A common stock and warrants of the combined company will be listed on the Nasdaq under the ticker symbols “SAI” and “SAITW” respectively.

About SAITECH

SAITECH is an energy saving bitcoin mining operator and a clean-tech company headquartered in Singapore that integrates the bitcoin mining, power and heating industries. SAITECH uses proprietary liquid cooling and waste heat recovery technology for its digital asset mining machines, which utilizes waste heat to provide recycled energy and heating to potential customers while lowering mining operating costs. SAITECH strives to globally become the most cost-efficient digital asset mining operations company, while simultaneously promoting the clean transition of the bitcoin mining, power and heating industries.

For more information on SAITECH, please visit https://sai.tech/.

About TradeUP Global

TradeUP Global Corporation (Nasdaq: TUGC) is a blank check company formed as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. TradeUP Global’s and SAITECH’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, TradeUP Global’s and SAITECH’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination and the timing of the closing. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside TradeUP Global’s and SAITECH’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to : (1) the outcome of any legal proceedings that may be instituted against TradeUP Global and SAITECH following the announcement of the business combination agreement and the transactions contemplated therein; (2) the inability to complete the proposed business combination, including due to failure to obtain approval of the shareholders of TradeUP Global, approvals or other determinations from certain regulatory authorities, or other conditions to closing in the proposed business combination; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement or could otherwise cause the transactions contemplated therein to fail to close; (4) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (5) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (6) costs related to the business combination; (7) changes in applicable laws or regulations; (8) the possibility that SAITECH or the combined company may be adversely affected by other economic, business, and/or competitive factors; (10) the impact of COVID-19 on SAITECH’s business and/or the ability of the parties to complete the business combination; and (11) other risks and uncertainties indicated from time to time in the definitive proxy statement/prospectus relating to the business combination, including those under “Risk Factors” in the definitive proxy statement/prospectus and in TradeUP Global’s other filings with the SEC. TradeUP Global cautions that the foregoing list of factors is not exclusive. TradeUP Global cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TradeUP Global does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based

Important Additional Information

This communication may be deemed solicitation material in respect of the proposed business combination between TradeUP Global, TGC Merger Sub and SAITECH. This communication does not constitute a solicitation of any vote or approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed business combination, on October 21, 2021 TradeUP Global filed a Registration Statement on Form F-4 (as amended, the “Registration Statement”) with the SEC, which includes a preliminary prospectus and preliminary proxy statement. TradeUP Global has also filed a definitive proxy statement/prospectus and may file other documents with the SEC regarding the proposed business combination. TradeUP Global will mail the definitive proxy statement/prospectus and other relevant documents to its shareholders. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that TradeUP Global will send to its shareholders in connection with the proposed business combination. Investors and security holders of TradeUP Global are advised to read, when available, the proxy statement/prospectus in connection with TradeUP Global’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve the proposed business combination (and related matters) because the proxy statement/prospectus will contain important information about the proposed business combination and the parties to the proposed business combination. The definitive proxy statement/prospectus will be mailed to shareholders of TradeUP Global as of the record date established for voting on the proposed business combination. TradeUP Global’s shareholders will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: TradeUP Global Corporation, 437 Madison Avenue, 27th Floor, New York, New York 10022, (732) 910-9692.

Participants in the Solicitation

TradeUP Global and its directors and executive officers may be deemed participants in the solicitation of proxies from TradeUP Global’s shareholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in TradeUP Global is contained in TradeUP Global’s final prospectus filed with the SEC on April 30, 2021, and is available free of charge at the SEC’s web site at sec.gov, or by directing a request to TradeUP Global Corporation, 437 Madison Avenue, 27th Floor, New York, New York 10022, (732) 910-9692. Additional information regarding the interests of such participants is included in the definitive proxy statement/prospectus.

SAITECH and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of TradeUP Global in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination is included in the definitive proxy statement/prospectus.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of TradeUP Global or SAITECH, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Media Contact

Zoya Ji
zoyaj@sai.tech

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